UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2008

AVENTURA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Florida

(State or Other Jurisdiction of Incorporation)

033-42498	65-0254624
(Commission File Number)	(IRS Employer Identification Number)

5555 Anglers Avenue, Suite 9, Ft Lauderdale, Florida 33312

(Address of principal executive offices)

(305) 937-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

On December 27, 2007, the Company acquired certain intellectual property from IPWebTV, Inc. (an unrelated Delaware corporation) that was to be integrated into products being developed for the Company’s subsidiary. The purchase price was 500 shares of the Company’s previously unissued nonassessable convertible preferred stock. Each share of the convertible preferred stock could have been exchanged for one million shares of the Company’s common stock.

On September 30, 2008, the Company’s subsidiary and IPWebTV agreed that the Company’s direction was not consistent with the IPWebTV business model and released its rights to certain intellectual property in exchange for the return of the Company’s 500 convertible preferred shares. The Company has moved forward with a business model concentrating in the enterprise video surveillance market.

The Company retired and cancelled all 500 convertible preferred shares and has no preferred shares or other convertible securities outstanding as of this date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVENTURA HOLDINGS, INC.

September 30, 2008	By:	/s/ Craig A. Waltzer
Craig A. Waltzer
Chief Executive Officer, President, and Director